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Environmental Remediation Holding Corporation
3-5 Audrey Avenue
Oyster Bay, New York 11771


                         INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Environmental Remediation Holding Corporation on Amendment No. 1 to Form S-1 of our report dated December 12, 1997 on the consolidated financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                               /s/ Durland & Company, CPAs, P.A.

Palm Beach, Florida
April 14, 1998